EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-1) and related Prospectus of Alexza Pharmaceuticals, Inc. for the registration of 15,403,324 shares of its common stock of our report dated August 26, 2009, with respect to the financial statements of Symphony Allegro, Inc., included in Alexza Pharmaceuticals, Inc.’s Amendment No. 1 to the Current Report (Form 8-K/A) dated August 26, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Palo Alto, California
October 20, 2009